UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________
Date of Report (Date of earliest event reported): July 12, 2013 (April 24, 2013)

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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On April 30, 2013, Magnum Hunter Resources Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report under Item 2.01, among other things, the April 24, 2013 closing of the sale of 100% of the capital stock of Eagle Ford Hunter, Inc. (“Eagle Ford Hunter”), the Company's wholly owned subsidiary, to Penn Virginia Oil & Gas Corporation (“PVO&G”). The Stock Purchase Agreement dated April 2, 2013 (the "SPA") provided that the Company would sell its core properties in the oil window of the Eagle Ford Shale in Gonzales and Lavaca Counties, Texas to PVO&G for a total purchase price of $401.0 million, paid to the Company in the form of $361.0 million in cash (before customary purchase price adjustments) and $40.0 million in common stock of Penn Virginia Corporation (“Penn Virginia”) valued, for purposes of the purchase price calculation, at $4.00 per share. On April 24, 2013 the Company closed the sale, thereby monetizing these properties for a total purchase price of $422.1 million, paid to the Company in the form of $379.8 million in cash (after customary initial purchase price adjustments) and 10,000,000 shares of common stock of Penn Virginia valued at approximately $42.3 million (based on the closing market price of the stock of $4.23 as of April 24, 2013). The Company expects the final purchase price adjustments to be made within the next 30 to 90 days.

The Company is filing this Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) to amend the Original Form 8-K to provide pro forma financial information reflecting the sale of Eagle Ford Hunter to PVO&G, which the Company was unable to provide pending the filings of its Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. Such Form 10-K and Form 10-Q were filed with the Securities and Exchange Commission on, respectively, June 14, 2013 and July 9, 2013. This pro forma financial information is included in this Form 8-K/A as Exhibit 99.1.

Item 7.01.    Regulation FD Disclosure

Unaudited Statement of Revenues and Direct Operating Expenses of the Eagle Ford Properties

	Quarter Ended March 31,
	2013	2012
	(in thousands)
Revenues	$25,866	$13,288
Direct operating expenses	3,218	1,569
Revenues in excess of direct operating expenses	$22,648	$11,719
See accompanying Note to the Unaudited Statement of Revenues and Direct Operating Expenses.

Note to Unaudited Statement of Revenues and Direct Operating Expenses of the Eagle Ford Properties
(1) - Basis of Presentation
PVO&G and the Company entered into the SPA in which PVO&G acquired the issued and outstanding shares of Eagle Ford Hunter from the Company. Among the assets included in Eagle Ford Hunter at the time of the closing of the SPA were Eagle Ford Hunter's working interests in approximately 72 wells in the Eagle Ford Area of Texas (the “Eagle Ford Properties”).
The accompanying Unaudited Statement of Revenues and Direct Operating Expenses has been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Statement of Revenues and Direct Operating Expenses of the Eagle Ford Properties for the year ended December 31, 2012, referred to in the Company's Current Report on Form 8-K as filed April 3, 2013. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the revenues and direct operating expenses for the interim periods presented have been reflected herein. The results for the interim periods are not necessarily indicative of the results to be expected for the full year.

Item 9.01.    Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

The unaudited pro forma consolidated financial statements of the Company and its subsidiaries reflecting the completion of the sale of Eagle Ford Hunter to PVO&G are filed as Exhibit 99.1 to this Form 8-K/A.

(d)    Exhibits

99.1	Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: July 12, 2013	/s/ Ronald D. Ormand
Ronald D. Ormand,
Executive Vice President and Chief
Financial Officer

Date: July 12, 2013	/s/ Fred J. Smith, Jr.
Fred J. Smith, Jr.,
Senior Vice President and Chief
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements